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                                                                  EXHIBIT 10.7.5



                                  ADDENDUM E
                                    TO THE
                         LICENSE AND SERVICE AGREEMENT
                   BY AND BETWEEN CARDSERVICE INTERNATIONAL
                         AND CLEARCOMMERCE CORPORATION
                              DATED JUNE 30, 1998


WHEREAS, Cardservice International, Inc. ("CSI") and ClearCommerce Corporation ("CCC") have entered into a License and Service Agreement dated June 30, 1998 (the "Agreement"), a first amendment in a letter form identified as "Addendum A", dated December 31, 1998, a second amendment identified as "Addendum B" on March 5, 1999; a third amendment identified as "Addendum C" on March 6, 2000; a fourth amendment identified as "Addendum D" on August 26, 1999 AND

WHEREAS, CSI and CCC desire to amend the Agreement, as amended by Addendum A, B, and C, and D with this Addendum E;

NOW THEREFORE, in consideration of the mutual covenants contained herein, the parties hereby agree to further amend the Agreement, as previously amended by Addendums A, B, C and D as follows:

1) Section 2 & 5. The parties hereby amend those portions of Sections 2 and 5 originally added by Addendum C that refer to a two year exclusivity period to be extended to a new exclusivity period continuing until March 31, 2004 (the "Exclusivity Period").

2) Product and Pricing Schedule. The parties confirm that during the Exclusivity Period CSI's payment obligations and price schedule under the Agreement are hereby amended and reflect adequate mutual consideration for the parties extension of the Exclusivity Period. Accordingly, the parties confirm that CSI's payment obligations under Schedule C to the Agreement are hereby amended as follows, and, without limitation, further details of CSI pricing are stated in the "Revised Schedule C" attached hereto. Beginning with the use by CSI of the final merchant license paid for by CSI in March 2000, new merchant licenses and renewals for existing merchant licenses will be: For each month or portion thereof that a Merchant (defined as a licensee or third party customer to whom a licensee provides access to any CCC Software or permission to interface with the CCC Hosting Engine) is licensed to the CCC Hosting Engine, CSI will pay to CCC, in the manner provided below, [*] per Merchant per month ("Merchant Month"). Merchant Months shall be determined by the total number of Merchants licensed to the CCC Hosting Engine as of the last day of a particular month. CSI shall deliver to CCC a report that includes the total number of Merchants and other information necessary to determine the license fees due hereunder within 15 days after the end of the particular month. By way of example, if CSI had [*] Merchants licensed to the CCC Hosting Engine on July 31, 2000, CSI would be required to pay CCC [*] per merchant [*] for the month of July (or applied against any of the prepaid merchants months) for [*] for the month of July (or applied against any of the prepaid merchants months for [*] Merchant Months. CSI would be responsible for reporting this merchant count of [*] Merchant Months to CCC by August 15th, 2000. CSI shall pay the first [*] of the license fees due hereunder in six equal payments of [*] on each of the following dates:

        May 31, 2000
        August 15, 2000
        October 31, 2000
        January 15, 2001
        March 31, 2001
        June 15, 2001

To the extent that CSI incurs license fees hereunder during the Exclusivity Period in excess of [*]. CSI shall pay such license fees within 15 days after the end of the month to which they relate.

The Agreement and addenda thereto do not permit any form of integration or use of the licensed products

[*] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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with any other products, including without limitations, software or hardware systems other than the CCC Hosting Engine licensed by CSI from CCC and for which a per merchant fee is being paid. Licensed Products include: Storefront SSL API (Clearlink), CyperPoint (Virtual LinkPoint), HTML Wrapper (LinkPoint HTML), or new products developed by CCC or CSI using any CCC component.

3)   Favored Nations. CCC represents that all of the prices, warranties,
     ---------------
benefits and other terms being provided hereunder are equivalent to or better than the terms being offered by CCC to its current customers, under similar terms and conditions. If, during the Exclusivity Period, CCC enters into an agreement with any other customer providing such customer with more favorable terms, with similar terms and conditions, this Agreement shall be deemed appropriately amended to provide such terms to CSI.

Accordingly, Each Party represents and warrants that (i) it has obtained all necessary approvals, consents and authorizations to enter into this Agreement and to perform and carry out its obligations hereunder, (ii) the persons executing this Agreement on its behalf have express authority to do so, and, in so doing, to bind the Party thereto; (iii) the execution, delivery, and performance of this Agreement does not violate any provision of any bylaw, charter, regulation, or any other governing authority of the Party; and (iv) the execution, delivery and performance of this Agreement has been duly authorized by all necessary corporate action and this Agreement is a valid and binding obligation of such Party, and its subsidiaries, joint ventures, and affiliates, enforceable in accordance with its terms.

IN WITNESS WHEREOF, the parties have entered into this Addendum E to the Agreement as of the date of the last signature below, ("Effective Date").

CSI: CARDSERVICE INTERNATIONAL                  CLEARCOMMERCE CORPORATION

By: /s/ CAESAR BERGER                           By: /s/ ROBERT J. LYNCH
   ---------------------------------               -----------------------------

Print Name: Caesar Berger                       Print Name: Robert J. Lynch
           -------------------------                       ---------------------

Title: Senior Vice President                    Title:  President/CEO
      ------------------------------                  --------------------------

Date: April 28, 2000                            Date: April 28, 2000

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                              Revised Schedule C
                              ------------------
                                 Pricing Terms


CyberPoint (Virtual LinkPoint), SSL API (ClearLink), HTML Wrapper (LinkPoint
HTML)

Per merchant per month Fee is: [*] per merchant per month

Merchant License Definitions
        a) Merchant Licensee's or third party customers to whom Licensee provides access to any CCC Software or permission to interface with the CCC Hosting Engine.

        b) Merchant License Grant of License
           i) The license to be granted to Licensee to be used for each Merchant to interface with the CCC Hosting Engine. For each Merchant License, a Merchant may have one storefront one Merchant ID and Terminal ID (or unique Merchant Account Number or similar unique number), and only one interface access.
           ii)  Each Merchant License is licensed subject to this License
                Agreement
           iii) Merchant Licenses are not transferable or assignable to another Merchant.
           iv) For separate business entities of the Merchant or Merchant's parent organization or additional stores, or where the merchant has access to the CCC hosting Engine through more than one interface, additional licenses will be required. For the purpose of the this section, a separate business entity will be defined as a separate operational unit, department, or subsidiary that has any of the following: (a) separate financial reports at the Merchant's bank, (b) different geographical location, (c) is listed as a separate business unit in either the Merchant's financial report or that of the Merchant's parent organization,
                (d) requires separate financial accountability within the Merchant's organization or at the Merchant's bank or (c) has access to the CCC Hosting Engine through more than one interface.

        c) LinkPoint HTML and Virtual LinkPoint licensed to a single merchant will be consider to be a merchant license.


[*] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.